Exhibit 99.1

CYBERSOURCE ANNOUNCES FIRST QUARTER

2003 FINANCIAL RESULTS

Transaction Volume Sets Record During Quarter

MOUNTAIN VIEW, Calif.—April 16, 2003—CyberSource Corporation (NASDAQ: CYBS), a leading provider of electronic payment and risk management solutions, today reported financial results for its first quarter ended March 31, 2003. Revenue for the quarter was $6.4 million compared to $6.8 million for the same period of the prior year. Transaction and support services revenue was $5.1 million, slightly higher than the company’s $5.0 million guidance. CyberSource processed approximately 66 million transactions during the first quarter of 2003, exceeding guidance of 63 to 65 million. This record volume exceeded the 50 million processed in the same quarter of the prior year by 32%. As noted in a press release issued April 7, 2003, revenue from enterprise software and professional services was below previous guidance. Enterprise software and professional services revenue was $0.9 million and $0.3 million, respectively, as compared to previous guidance of $1.4 million and $0.8 million, respectively. Gross margin was 62%, slightly below the company’s previous guidance of 63%, due to lower-than-expected enterprise software revenue.

“Overall, we are pleased with our strong transaction growth during the past quarter,” said Bill McKiernan, chairman and chief executive officer of CyberSource. “We think our momentum in the transaction business is a direct result of our reputation for reliability and high customer satisfaction. Like many companies, we saw a slowdown in enterprise software and professional services, but our transaction business and new channel initiatives started the year off well.”

Operating expenses for the first quarter of 2003 were $6.2 million as compared to $7.8 million in the same period last year. Overall, the company recorded a net loss of $2.1 million, consistent with its previous guidance. The net loss per share of $0.06 was slightly better than previous guidance of $0.07. This compares to a net loss of $4.0 million or $0.12 per share for the same period last year.

Business developments

The company recently launched a small business platform targeted for resale by banks, independent sales organizations, Internet service providers, independent software vendors, and shopping portals. This builds on the small business offering CyberSource announced in November and illustrates the company’s commitment to expand into this market segment. The company has already seen considerable interest in this new service.

During the quarter, the company also launched CyberSource Connect. This service enables CyberSource enterprise software customers to avoid building their own expensive frame connections to processors. Using CyberSource Connect, they can simply and inexpensively utilize CyberSource’s triple redundant, expertly managed, high-speed frame connections to connect into the financial network.

Public call/web cast details

CyberSource will host a public conference call to discuss the first quarter results and current business developments today at 4:30 p.m. Eastern time (1:30 p.m. Pacific time), which can be accessed in either of the following ways:

Live web cast

http://www.cybersource.com/cgi-bin/ir.pl

A replay of this web cast will remain available at this location through April 30, 2003.

Live conference call

888-542-8515 (U.S. and Canada)    706-634-2163 (International)

A taped replay of this call will be available for 48 hours. The dial-in numbers are 800-642-1687 (U.S.) and 706-645-9291 (International). The call’s ID number is: 9588031.

Contacts:

For press inquiries:

Bruce Frymire, director, corporate communications,

650-965-6042 or bfrymire@cybersource.com

For financial analysts:

Steve Pellizzer, chief financial officer

650-965-6006 or stevep@cybersource.com

About CyberSource

CyberSource Corporation is a leading provider of electronic payment and risk management solutions. CyberSource solutions enable electronic payment processing for Web, call center/IVR, and POS environments and manage transaction risk associated with card-not-present transactions. CyberSource Professional Services designs, integrates, and optimizes enterprise-wide commerce transaction systems. Approximately 3,000 businesses use CyberSource solutions, including over half of the Dow Jones Industrial companies. The company is headquartered in Mountain View, California, and has sales and service offices in Japan, the United Kingdom, and other locations in the United States. For more information, please visit CyberSource’s web site at www.cybersource.com or email info@cybersource.com.

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995

Statements in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements regarding the Company’s expectations, objectives, anticipations, plans, hopes, beliefs, intentions or strategies regarding the future. Forward-looking statements in this release include, without limitation, statements regarding (i) the momentum in the transaction business; and, (ii) the Company’s commitment to expand into the small business market. Factors that could cause actual results to differ materially from the forward looking statements include risks and uncertainties such as any unforeseen event or any unforeseen system failures, difficulties related to sales alliances that market our small business offering, reduced growth of eCommerce, new products and services offering by CyberSource and its competitors, price competition, and other risks indicated in our filings with the Securities and Exchange Commission. It is important to note that actual outcomes could differ materially from those in such forward-looking statements. Readers should also refer to the documents filed by CyberSource with the Securities and Exchange Commission, specifically the annual report filed on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission on March 26, 2003, and our quarterly reports filed on Form 10-Q from time to time, all of which identify important risk factors.

(Tables to follow.)

For more information visit http://www.cybersource.com

Or email to info@cybersource.com or ir@cybersource.com

©2003CyberSource Corporation. All rights reserved. CyberSource is a registered trademark in the U.S. and other countries. All other brands and product names are trademarks or registered trademarks of their respective companies.

CyberSource Corporation

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2003	2002
Revenues:
Transaction and support	$5,144	$5,054
Enterprise software	941	1,009
Professional services	288	748

Total revenues	6,373	6,811

Cost of revenues:
Transaction and support	2,096	2,694
Enterprise software	132	109
Professional services	187	441

Total cost of revenues	2,415	3,244

Gross profit	3,958	3,567

Operating expenses:
Product development	1,871	2,315
Sales and marketing	2,941	3,776
General and administrative	1,391	1,674

Total operating expense	6,203	7,765

Loss from operations	(2,245)	(4,198)
Loss on investment in joint venture	(43)	(89)
Interest income, net	196	331

Net loss	$(2,092)	$(3,956)

Basic and diluted net loss per share	$(0.06)	$(0.12)

Weighted average number of shares used in computing basic and diluted net loss per share	32,769	32,930

CyberSource Corporation

Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 31, 2003	December 31, 2002
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$47,441	$49,275
Accounts receivable, net	3,368	4,066
Prepaid expenses and other current assets	2,264	1,950

Total current assets	53,073	55,291

Property and equipment, net	4,244	5,416
Other noncurrent assets	1,057	1,100

Total assets	$58,374	$61,807

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$316	$461
Other accrued liabilities	9,227	10,085
Deferred revenue	1,647	1,875
Current obligations under capital leases	—	18

Total current liabilities	11,190	12,439

Total stockholders’ equity	47,184	49,368

Total liabilities and stockholders’ equity	$58,374	$61,807